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                                                                    EXHIBIT 25.1

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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                    ---------

                      CHECK IF AN APPLICATION TO DETERMINE
           ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) [ ]

                                    ---------

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

     Not Applicable                                              94-1347393
 (State of incorporation                                      I.R.S. employer
if not a U.S. national bank)                                 identification no.)

     505 Main Street, Suite 301
          Fort Worth, Texas                                         76102
(Address of principal executive offices)                          (Zip code)

                              Wells Fargo & Company
                          Law Department, Trust Section
                                  MAC N9305-172
                         Sixth and Marquette, 17th Floor
                              Minneapolis, MN 55479
                              (agent for services)

                                    ---------

                            Group 1 Automotive, Inc.
               (Exact name of obligor as specified in its charter)

           Delaware                                              76-0506313
(State or other jurisdiction of                               (I.R.S. employer
 incorporation or organization)                              identification no.)

                                    ---------

               8.25% Senior Subordinated Note due August 15, 2013
                       (Title of the indenture securities)

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Item 1. General Information. Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

             Comptroller of the Currency,
             Treasury Department
             Washington, D.C. 20230

             Federal Deposit Insurance Corporation
             Washington, D.C. 20429

             Federal Reserve Bank of San Francisco
             San Francisco, CA 94120

         (b) Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

         None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits.

Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1. A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate
           Existence for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 4. Copy of By-laws of the trustee as now in effect.*

Exhibit 5. Not applicable.

Exhibit 6. The consents of United States institutional trustees required by
           Section 321(b) of the Act.

Exhibit 7. Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

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Exhibit 8. Not applicable.

Exhibit 9. Not applicable.

* Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

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                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Worth and State of Texas on the day of 8th of September, 2003.

                                      WELLS FARGO BANK, NATIONAL ASSOCIATION

                                      By: /s/ Melissa Scott
                                          --------------------------------------
                                          Melissa Scott, Vice President

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                                    Exhibit 6

September 8, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

                                      Very truly yours,

                                      WELLS FARGO BANK, NATIONAL ASSOCIATION

                                      By: /s/ Melissa Scott
                                         ---------------------------------------
                                              Melissa Scott, Vice President

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                                    Exhibit 7

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                       Consolidated Report of Condition of

                      Wells Fargo Bank National Association
                of 420 Montgomery Street, San Francisco, CA 94163
                     And Foreign and Domestic Subsidiaries,
        at the close of business June 30, 2003, filed in accordance with
                   12 U.S.C. Section 161 for National Banks.

                                                                                             Dollar Amounts
                                                                                              In Millions
                                                                                             --------------
ASSETS
Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coin                                     $  8,465
         Interest-bearing balances                                                                 1,204
Securities:
         Held-to-maturity securities                                                                   0
         Available-for-sale securities                                                             4,842
Federal funds sold and securities purchased under agreements to resell:
         Federal funds sold in domestic offices                                                      248
         Securities purchased under agreements to resell                                              75
Loans and lease financing receivables:
         Loans and leases held for sale                                                           38,852
         Loans and leases, net of unearned income                               124,292
         LESS: Allowance for loan and lease losses                                1,329
         Loans and leases, net of unearned income and allowance                                  122,963
Trading Assets                                                                                     8,514
Premises and fixed assets (including capitalized leases)                                           1,589
Other real estate owned                                                                               68
Investments in unconsolidated subsidiaries and associated companies                                  268
Customers' liability to this bank on acceptances outstanding                                          44
Intangible assets
         Goodwill                                                                                  5,379
         Other intangible assets                                                                   4,311
Other assets                                                                                       6,646

                                                                                                --------
Total assets                                                                                    $203,468
                                                                                                ========

LIABILITIES
Deposits:
         In domestic offices                                                                    $ 98,307
                  Noninterest-bearing                                            30,424
                  Interest-bearing                                               67,883
         In foreign offices, Edge and Agreement subsidiaries, and IBFs                            14,763
                  Noninterest-bearing                                                 2
                  Interest-bearing                                               14,761
Federal funds purchased and securities sold under agreements to repurchase:
         Federal funds purchased in domestic offices                                              36,354
         Securities sold under agreements to repurchase                                              457

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
                                                                                  Dollar Amounts
                                                                                   In Millions
                                                                                  --------------
Trading liabilities                                                                     6,242
Other borrowed money
         (includes mortgage indebtedness and obligations under capitalized leases)     13,937
Bank's liability on acceptances executed and outstanding                                   44
Subordinated notes and debentures                                                       6,134
Other liabilities                                                                       7,612

                                                                                     --------
Total liabilities                                                                    $183,850

Minority interest in consolidated subsidiaries                                             39

EQUITY CAPITAL
Perpetual preferred stock and related surplus                                               0
Common stock                                                                              520
Surplus (exclude all surplus related to preferred stock)                               13,289
Retained earnings                                                                       5,459
Accumulated other comprehensive income                                                    311
Other equity capital components                                                             0

                                                                                     --------
Total equity capital                                                                   19,579

                                                                                     --------
Total liabilities, minority interest, and equity capital                             $203,468
                                                                                     ========

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                                                 James E. Hanson

                                                                  Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie L. Tolstedt
Howard Atkins                               Directors
Patricia Callahan